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                                                                    EXHIBIT 99.5

                                   SCHEDULE V

                          CRUM & FORSTER HOLDINGS CORP.
                        VALUATION AND QUALIFYING ACCOUNTS
                  YEARS ENDED DECEMBER 31, 2000, 2001 AND 2002
                                 (IN THOUSANDS)


                                                       BALANCE AT    CHARGES TO     CHARGES TO                            BALANCE AT
                                                      BEGINNING OF    COSTS AND  OTHER ACCOUNTS-                            END OF
PERIOD                    DESCRIPTION                    PERIOD       EXPENSES       DESCRIBE       OTHER    DEDUCTIONS     PERIOD
------   ------------------------------------------   ------------   ----------  ---------------   -------   ----------   ----------
 2000    Reserve for uncollectible premiums              $18,089                    1,655 (b)      250 (d)   (1,139) (e)    $18,855
 2001    Reserve for uncollectible premiums              $18,855                    3,361 (b)                  (957) (e)    $21,259
 2002    Reserve for uncollectible premiums              $21,259                    5,651 (b)                (4,815) (e)    $22,095

 2000    Reserve for uncollectible reinsurance           $38,639      3,189 (a)                                (326) (f)    $41,502
 2001    Reserve for uncollectible reinsurance           $41,502        500 (a)                              (3,686) (f)    $38,316
 2002    Reserve for uncollectible reinsurance           $38,316        636 (a)                              (3,410) (f)    $35,542

 2000    Reserve for uncollectible loss deductibles      $ 2,486                                               (585) (g)    $ 1,901
 2001    Reserve for uncollectible loss deductibles      $ 1,901                    1,288 (c)                    57  (g)    $ 3,246
 2002    Reserve for uncollectible loss deductibles      $ 3,246                    4,057 (c)                   (95) (g)    $ 7,208

(a) Primarily represents increases to the reserve for uncollectible reinsurance charged to uncollectible reinsurance expense.

(b) Primarily represents increases to the reserve for uncollectible premiums charged to earned premiums.

(c) Primarily represents increases to the reserve for uncollectible loss deductibles included as part of IBNR that is charged to losses.

(d)  Seneca's reserve at date of acquisition.

(e)  Primarily represents uncollectible premiums written off to the reserve.

(f) Primarily represents uncollectible reinsurance recoverable balances written off to the reserve.

(g)  Primarily represents uncollectible loss deductibles written off to losses.